Appendix C - #

APPENDIX C

ARRANGEMENT AGREEMENT

This Arrangement Agreement made the 19th day of November, 2002.

BETWEEN:

BIG ROCK BREWERY LTD., a corporation incorporated under the laws of Alberta ("Big Rock")

- and -

1015047 ALBERTA LTD., a corporation incorporated under the laws of Alberta ("AcquisitionCo")

- and -

VALIANT TRUST COMPANY, a trust company incorporated under the laws of the Province of Alberta with offices in Calgary, Alberta, as trustee for and on behalf of BIG ROCK INCOME TRUST, a trust settled pursuant to the laws of Alberta (the "Trust")

RECITALS:

WHEREAS Big Rock wishes to propose an arrangement with AcquisitionCo and the Trust and with the holders of Common Shares (as defined herein) and Options (as defined herein) in order to reorganize its affairs and therefore wishes to carry out certain transactions on the basis hereinafter set forth;

AND WHEREAS AcquisitionCo is wholly-owned by the Trust;

AND WHEREAS the parties hereto intend to carry out the transactions contemplated herein pursuant to an arrangement under the ABCA (as defined herein);

NOW THEREFORE IN CONSIDERATION of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Agreement, the following terms have the following meanings:

"ABCA" means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

"AcquisitionCo" means 1015047 Alberta Ltd., a corporation incorporated under the ABCA;

"AcquisitionCo Common Shares" means the common shares in the capital of AcquisitionCo;

"Acquisition Proposal" means a bid or offer to acquire 50% or more of the outstanding equity securities of Big Rock or any proposal, offer or agreement for a merger, amalgamation, arrangement, reorganization or similar transaction or other business combination involving Big Rock or any proposal, offer or agreement to acquire all or substantially all of its assets other than in connection with the transactions contemplated by this Agreement;

"Aggregate Note Amount" means an amount equal to the sum of: (i) the Per Share Principal Amount multiplied by the number of Common Shares outstanding immediately prior to the Effective Time plus (ii) the cumulative amount of all In-the-Money Settlement Amounts paid to any Optionholder in Trust Units;

"Agreement", "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this arrangement agreement (including the schedules hereto) as supplemental, modified or amended, and not to any particular article, section, schedule or other portion hereof;

"Alternative Trust Proposal" means any proposal (other than the Arrangement contemplated by this Plan of Arrangement) concerning the conversion of Big Rock into a trust structure;

"Amalco" means the corporation resulting from the amalgamation of Big Rock and AcquisitionCo pursuant to the Arrangement;

"Amalgamation" means the amalgamation of Big Rock and AcquisitionCo pursuant to the provisions of the Arrangement;

"Arrangement" means the arrangement pursuant to Section 193 of the ABCA set forth in the Plan of Arrangement as supplemented, or amended;

"Arrangement Resolution" means the special resolution to approve the Arrangement to be presented to holders of Common Shares and Options at the Meeting;

"Articles of Arrangement" means the articles of arrangement in respect of the Arrangement required under subsection 193(10) of the ABCA to be filed with the Registrar after the Final Order has been made to give effect to the Arrangement;

"business day" means a day, which is not a Saturday, Sunday or statutory holiday, when banks in the place at which any action is required to be taken hereunder are generally open for the transaction of commercial banking business;

"Certificate" means the certificate or proof of filing to be issued by the Registrar pursuant to subsection 193(11) or subsection 193(12) of the ABCA giving effect to the Arrangement;

"Class "A" Shares" means the to be created class "A" voting common shares in the capital of Big Rock having the rights, restrictions and privileges as set out in Schedule B to the Plan of Arrangement;

"Class "B" Shares" means the to be created class "B" non-voting, retractable common shares in the capital of Big Rock having the rights, restrictions and privileges as set out in Schedule B to the Plan of Arrangement;

"Class "C" Shares" means the to be created class "C" voting, redeemable, retractable preferred shares in the capital of Big Rock having the rights, restrictions and privileges as set out in Schedule B to the Plan of Arrangement;

"Common Shares" means the common shares in the capital of Big Rock;

"Company" or "Big Rock" means Big Rock Brewery Ltd., a corporation incorporated under the ABCA;

"Court" means the Court of Queen’s Bench of Alberta;

"Effective Date" means the date shown on the Certificate issued by the Registrar under the ABCA giving effect to the Arrangement;

"Effective Time" means the time on the Effective Date that the Certificate is issued;

"Fairness Opinion" means the opinion of Lightyear Capital Inc. dated November 19, 2002 that the Arrangement is fair, from a financial point of view, to Securityholders;

"Final Order" means the final order of the Court approving the Arrangement pursuant to subsection 193(9) of the ABCA as such order may be affirmed, amended or modified by any court of competent jurisdiction;

"Information Circular" means the information circular to be prepared by Big Rock and forwarded as part of the proxy solicitation materials to Securityholders in respect of the Meeting;

"Interim Order" means an order of the Court under Section 193 of the ABCA containing declarations and directions with respect to the Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

"In-the-Money Settlement Amount" means the consideration to be paid pursuant to the Option Cancellation Agreement to an Optionholder in Notes on the basis of the In-the-Money Settlement Amount Exchange Ratio which Notes will, in turn, be exchanged for Trust Units pursuant to the Arrangement, pursuant to the Option Cancellation Agreement, such consideration to be the aggregate of the product of the number of Common Shares which may be purchased by the Optionholder pursuant to the Optionholder's agreement with Big Rock multiplied by the difference between the Exercise Price and the Option Market Price;

"In-the-Money Settlement Amount Exchange Ratio" means the number of Notes to be issued to the Optionholder in exchange for the In-the-Money Settlement Amount Right, which shall be equal to one Note in an amount equal to the Weighted Average Trading Price for every one Common Share which the Optionholder would have been able to purchase at the Option Market Price for the In-the-Money Settlement Amount;

"In-the-Money Settlement Amount Right" means the right to receive the In-the-Money Settlement Amount;

"ITA" means the Income Tax Act (Canada), as amended, and the regulations enacted thereunder;

"Material Subsidiaries" means Bear Brewing Ltd.;

"Meeting" means the special meeting of holders of Common Shares and Options to be held to consider the Arrangement, and any adjournments thereof;

"Notes" means the unsecured subordinated promissory notes of AcquisitionCo to be issued by AcquisitionCo pursuant to the Arrangement having the terms substantially as set forth in Schedule A to the Plan of Arrangement;

"Options" means the outstanding options to purchase Common Shares pursuant to the Option Plan;

"Optionholders" means holders from time to time of Options;

"Option Cancellation Agreement" means the agreements entered into prior to the Effective Time between Big Rock, the Trust, AcquisitionCo and certain of the Optionholders which provide for the payment of the In-the-Money Settlement Amount in consideration of the surrender by the Optionholder of Options;

"Option Market Price" means the Weighted Average Trading Price;

"Option Plan" means Big Rock’s Stock Option Plan, or any of its predecessor plans;

"Per Share Principal Amount" means the Weighted Average Trading Price less $0.0001;

"Person" means an individual, partnership, association, body corporate, trust, unincorporated organization, government, regulatory authority, or other entity;

"Plan of Arrangement" means the plan of arrangement attached hereto as Schedule 1 as amended or supplemented from time to time;

"Registrar" means the Registrar of Corporations duly appointed under Section 263 of the ABCA;

"Remaining Options" means any Option which is not subject to an Option Cancellation Agreement, which Options will be deemed to be converted into Trust Unit Options, with the same exercise price and expiry date, under the terms of the Arrangement;

"Securities" means the Common Shares and Options;

"Securityholders" or "Big Rock Securityholders" means the Shareholders and Optionholders;

"Shareholders" means the holders from time to time of Common Shares, Class "A" Shares, Class "B" Shares or Class "C" Shares, as applicable;

"subsidiaries" has the meaning ascribed to it in the ABCA;

"Trust" means Big Rock Income Trust, a trust duly settled under the laws of Alberta;

"Trust Unit" means a unit of the Trust, each unit representing an equal undivided beneficial interest therein;

"Trust Unit Option" means an option issued by the Trust to purchase Trust Units, which will entitle the holder of such option to purchase Trust Units;

"TSX" means the Toronto Stock Exchange; and

"Weighted Average Trading Price" shall be determined by dividing: (i) the aggregate dollar trading value of all Common Shares sold on the TSX over the five (5) consecutive trading days ending on the trading day next preceding the Effective Date by; (ii) the total number of Common Shares sold on the TSX during such period.

1.2

General

a)

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

b)

The division of this Agreement into articles, sections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

c)

Unless reference is specifically made to some other document or instrument, all references herein to articles, sections and schedules are to articles, sections and schedules of this Agreement.

d)

Schedule 1 hereto is incorporated into and forms an integral part of this Agreement.

e)

Unless the context otherwise requires, words importing the singular shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, bodies corporate, trusts, unincorporated organizations, governments, regulatory authorities, and other entities.

f)

In the event that any date on which any action required to be taken hereunder by any of the parties hereto is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place.

g)

This Agreement, together with Schedule 1, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

h)

This Agreement shall be governed by and construed in accordance with the laws of Alberta and the laws of Canada applicable in Alberta and shall be treated in all respects as an Alberta contract.

ARTICLE 2
COVENANTS

2.1

Covenants of Big Rock

Big Rock covenants and agrees that it will:

a)

take all reasonable action necessary to give effect to the transactions contemplated by this Agreement and the Arrangement;

b)

use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfil its obligations hereunder and to carry out the transactions contemplated hereby;

c)

apply to the Court, in conjunction with AcquisitionCo, for the Interim Order;

d)

solicit proxies to be voted at the Meeting in favour of the Arrangement Resolution and prepare, in consultation and cooperation with AcquisitionCo and in form and substance satisfactory to AcquisitionCo, acting reasonably, proxy solicitation materials and any amendments or supplements thereto as required by, and in compliance with, the Interim Order, and applicable corporate and securities laws, and file and distribute the same to the Securityholders in a timely and expeditious manner in all jurisdictions where the same are required to be filed and distributed;

e)

convene the Meeting as ordered by the Interim Order and conduct the Meeting in accordance with the Interim Order and as otherwise required by law;

f)

until the Effective Date, allow AcquisitionCo and the Trust and their representatives and agents full access during normal business hours, and upon reasonable notice after normal business hours, to all of the assets, properties, books, records, agreements and commitments of Big Rock and its subsidiaries and provide all such information concerning Big Rock and its subsidiaries as AcquisitionCo may reasonably request;

g)

until the Effective Date, conduct its operations and those of its subsidiaries in the ordinary and normal course of business and in accordance with applicable laws;

h)

use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

i)

subject to the approval of the Arrangement Resolution by the Shareholders and by the Optionholders, each voting separately as a class, submit the Arrangement to the Court and apply, in conjunction with AcquisitionCo, for the Final Order and diligently prosecute such application and any appeal of the Final Order;

j)

upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar pursuant to subsection 193(9) of the ABCA;

k)

until the Effective Date, except pursuant to the exercise of outstanding Options (if any) in accordance with their respective terms as disclosed in the Information Circular, not issue any additional Common Shares or other securities or allow any of its subsidiaries to issue any shares or securities;

l)

until the Effective Date, not issue or enter into, or allow any of its subsidiaries to issue or enter into, any agreement or agreements to issue or grant options, warrants or rights to purchase any of its shares or other securities or those of such subsidiaries except as disclosed in or contemplated by the Information Circular;

m)

until the Effective Date, in all material respects, conduct itself so as to keep AcquisitionCo fully informed as to the material business and affairs of Big Rock and its subsidiaries;

n)

until the Effective Date, not incur, or allow any of its subsidiaries to incur, any additional material indebtedness or create any encumbrance on any of its properties or assets, or those of any of its subsidiaries, except in the ordinary course of business subject to the consent of AcquisitionCo not to be unreasonably withheld, and not merge into or with, or consolidate with, any other Person except a subsidiary or, except in the ordinary course of business, perform any act or enter into any transaction or negotiation which might interfere or be inconsistent with the consummation of the transactions contemplated by this Agreement;

o)

until the Effective Date, not declare or pay any dividends or make any distribution of its assets to any of its subsidiaries or to others or retire or redeem any Common Shares without the prior written consent of AcquisitionCo, not to be unreasonably withheld;

p)

until the Effective Date, except as specifically provided for hereunder or with the prior written consent of the parties hereto, not alter or amend its articles of amalgamation or by-laws or those of its subsidiaries as the same exist at the date of this Agreement;

q)

advise AcquisitionCo immediately after the Meeting of the number of Common Shares for which Big Rock has received, pursuant to Section 191 of the ABCA, written objection to the Arrangement Resolution and provide AcquisitionCo with copies of such written objections; and

r)

prior to the Effective Date, make application to list the Trust Units on the TSX on a substitutional listing basis.

2.2

Covenants of AcquisitionCo

AcquisitionCo covenants and agrees that it will:

a)

take all reasonable action necessary to give effect to the transactions contemplated by this Agreement;

b)

use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfil its obligations hereunder and to carry out the transactions contemplated hereby;

c)

apply to the Court, in conjunction with Big Rock, for the Interim Order;

d)

until the Effective Date, allow Big Rock and its representatives and agents full access during normal business hours, and upon reasonable notice after normal business hours, to all of the assets, properties, books, records, agreements and commitments of AcquisitionCo and provide all such information concerning AcquisitionCo as Big Rock may reasonably request;

e)

until the Effective Date, not carry on any business, enter into any transaction or effect any corporate act whatsoever other than as contemplated herein or in the Information Circular without the prior written consent of Big Rock, not to be unreasonably withheld;

f)

use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

g)

submit the Arrangement to the Court and apply, in conjunction with Big Rock, for the Final Order and diligently prosecute such application and any appeal of the Final Order;

h)

upon issuance of the Final Order and subject to the conditions precedent in Article 4, forthwith proceed to file the Articles of Arrangement, the Final Order and all related documents with the Registrar;

i)

until the Effective Date, in all material respects, conduct itself so as to keep Big Rock fully informed as to the business and affairs of AcquisitionCo;

j)

until the Effective Date, not disclose to any Person, other than its officers, directors and key employees and professional advisors any confidential information relating to Big Rock or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known; and

k)

on the Effective Date, issue the Notes in exchange for the issued and outstanding Class "B" Shares and Options in accordance with the Arrangement.

2.3

Covenants of the Trust

The Trust covenants and agrees that it will:

a)

take all reasonable action necessary to give effect to the transactions contemplated by this Agreement;

b)

use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfil its obligations hereunder and to carry out the transactions contemplated hereby;

c)

until the Effective Date, not carry on any business or effect any act whatsoever other than as contemplated herein or in the Information Circular;

d)

use all reasonable efforts to cause each of the conditions precedent set forth in Article 4 which are within its control to be satisfied on or before the Effective Date;

e)

until the Effective Date, in all material respects, conduct itself so as to keep Big Rock fully informed as to the material business and affairs of the Trust;

f)

until the Effective Date, not disclose to any Person, other than its trustees and professional advisors any confidential information relating to Big Rock or its subsidiaries except information disclosed in the Information Circular, required to be disclosed by law, or otherwise publicly known;

g)

until the Effective Date, except as specifically provided for hereunder, prior to the Effective Date, not alter or amend its governing trust documents as the same exist at the date of this Agreement without the prior consent of Big Rock;

h)

prior to the Effective Date, cooperate with Big Rock in making the application to list the Trust Units on the TSX on a substitutional listing basis; and

i)

on the Effective Date, issue the Trust Units in exchange for the Notes and Class "C" Shares and In-the-Money Settlement Amount Exchange Right in accordance with the Arrangement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of Big Rock

Big Rock represents and warrants to and in favour of AcquisitionCo and the Trust as follows, and acknowledges that AcquisitionCo and the Trust are relying upon such representations and warranties:

a)

Big Rock is a corporation duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder and is registered as an extra-provincial corporation to carry on business in the jurisdictions in which it carries on a material portion of its business;

b)

the authorized capital of Big Rock consists of an unlimited number of Common Shares of which only 5,400,156 Common Shares were issued and outstanding as at September 30, 2002; and all of such issued and outstanding Common Shares are fully paid and non-assessable;

c)

Big Rock directly or indirectly owns all of the issued and outstanding shares of its subsidiaries;

d)

the books of account and other records of Big Rock and its subsidiaries, whether of a financial or accounting nature, have been maintained in accordance with prudent business practices;

e)

the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

(i)

do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Big Rock;

(ii)

except for the requirement to obtain consents of Big Rock’s principal lenders or as previously disclosed in writing to AcquisitionCo or the Trust, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Big Rock is a party or by which it is bound and which is material to Big Rock or to which any material property of Big Rock is subject, or result in the creation of any encumbrance upon any of the assets of Big Rock under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)

do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to Big Rock, the breach of which would have a material adverse effect on Big Rock;

f)

except as disclosed to AcquisitionCo or the Trust or as set out in the Information Circular, there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of Big Rock, contemplated or threatened against or affecting Big Rock in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of Big Rock, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations (other than in connection with the exercise of rights of dissent referred to in the Arrangement) which in any case would prevent or hinder the completion of the transactions contemplated by this Agreement or which can reasonably be expected to have a material adverse effect on the business, operations, properties, assets or affairs, financial or otherwise, of Big Rock and its subsidiaries taken as a whole;

g)

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of Big Rock and this Agreement constitutes a valid and binding obligation of Big Rock enforceable against it in accordance with its terms;

h)

Big Rock is under no obligation, contractual or otherwise, to issue any securities, except pursuant to the exercise of outstanding Options as disclosed in the Information Circular;

i)

the minute books of Big Rock are true and correct and contain the minutes of all meetings and all resolutions of the directors and shareholders thereof;

j)

the books of account and other records of Big Rock whether of a financial or accounting nature or otherwise, have been maintained in accordance with prudent business practices;

k)

Big Rock is a reporting issuer or equivalent in the Provinces of Alberta, British Columbia, Manitoba, Ontario and Saskatchewan and, to the best of its knowledge, is not in default of any requirement of securities and corporate laws, regulations, rules, orders, notices and policies;

l)

except for fees payable to Lightyear Capital Inc. for financial advisory services and rendering of its fairness opinion, Big Rock is not liable for any brokerage or agency fees in connection with the transactions contemplated by this Agreement;

m)

since August 10, 2001, Big Rock has not amended its articles;

n)

as of the dates as of which the information is given, such information set forth in the Information Circular regarding Big Rock and its subsidiaries shall be true and complete in all material respects and shall not contain any misrepresentation as defined in applicable securities legislation and there shall have been no material adverse changes to such information to the date hereof;

o)

each of the Material Subsidiaries is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and capacity to own or lease its property and assets, and to carry on its business as now conducted by it;

p)

the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

(i)

do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of the Material Subsidiaries;

(ii)

except as previously disclosed in writing to AcquisitionCo or the Trust, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which the Material Subsidiaries are a party or by which they are bound and which is material to Big Rock on a consolidated basis or to which any material property of the Material Subsidiaries is subject, or result in the creation of any encumbrance upon any of the assets of the Material Subsidiaries under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreements, instrument, license, permit or authority; and

(iii)

do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to Big Rock, the breach of which would have a material adverse effect on Big Rock on a consolidated basis;

q)

except as disclosed to AcquisitionCo or the Trust or as set out in the Information Circular, there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of Big Rock, contemplated or threatened against or affecting the Material Subsidiaries in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind;

r)

the Material Subsidiaries are not under any obligation, contractual or otherwise, to issue any securities; and

s)

the minute books of the Material Subsidiaries are true and correct and contain the minutes of all meetings and all resolutions of the directors and shareholders thereof.

3.2

Representations and Warranties of AcquisitionCo

AcquisitionCo represents and warrants to and in favour of Big Rock as follows, and acknowledges that Big Rock is relying upon such representations and warranties:

a)

AcquisitionCo is duly incorporated and validly existing under the laws of Alberta and has the corporate power and capacity to own or lease its property and assets, to carry on its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder;

b)

the authorized capital of AcquisitionCo consists, or will consist as of the Effective Date, of an unlimited number of AcquisitionCo Common Shares, of which as at the date hereof only 100 AcquisitionCo Common Shares are issued and outstanding and all of which shares are owned legally and beneficially by the Trust and are fully paid and non-assessable;

c)

the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

(i)

do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of AcquisitionCo;

(ii)

except as previously disclosed in writing to Big Rock, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which AcquisitionCo is a party or by which it is bound and which is material to AcquisitionCo or to which any material property of AcquisitionCo is subject, or result in the creation of any encumbrance upon any of the assets of AcquisitionCo under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)

do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to AcquisitionCo, the breach of which would have a material adverse effect on AcquisitionCo;

d)

there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of AcquisitionCo, contemplated or threatened against or affecting AcquisitionCo in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of AcquisitionCo, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

e)

AcquisitionCo has no subsidiaries;

f)

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the board of directors of AcquisitionCo and this Agreement constitutes a valid and binding obligation of AcquisitionCo enforceable in accordance with its terms;

g)

AcquisitionCo is under no obligation, contractual or otherwise, to issue any AcquisitionCo Common Shares or other securities, except as required pursuant to this Agreement;

h)

the minute books of AcquisitionCo are true and correct and contain the minutes of all meetings and all resolutions of the directors and shareholders thereof;

i)

the books of account and other records of AcquisitionCo whether of a financial or accounting nature or otherwise, have been maintained in accordance with prudent business practices; and

j)

AcquisitionCo has not carried on any business since its incorporation other than as provided for herein or as contemplated in the Information Circular.

3.3

Representations and Warranties of the Trust

The Trust represents and warrants to and in favour of Big Rock as follows, and acknowledges that Big Rock is relying upon such representations and warranties:

a)

the Trust is a trust duly settled and validly existing under the laws of Alberta and has the power and capacity, to enter into this Agreement, and to perform its obligations hereunder;

b)

the Trust presently has ten (10) outstanding Trust Units which are held by the settlor of the Trust;

c)

the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby:

(i)

do not and will not result in the breach of, or violate any term or provision of, the governing documents of the Trust;

(ii)

except as previously disclosed in writing to Big Rock, do not, and will not as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which the Trust is a party or by which it is bound and which is material to the Trust or to which any material property of the Trust is subject, or result in the creation of any encumbrance upon any of the assets of the Trust under any such agreement, instrument, license, permit or authority, or give to any Person any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)

do not, and will not as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable and known to the Trust, the breach of which would have a material adverse effect on the Trust;

d)

there are no actions, suits, proceedings, claims or investigations commenced or, to the knowledge of the Trust, contemplated or threatened against or affecting the Trust in law or in equity before or by any domestic or foreign government department, commission, board, bureau, court, agency, arbitrator, or instrumentality of any kind, nor, to the knowledge of the Trust, are there any facts which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations;

e)

the Trust has no subsidiaries other than AcquisitionCo and the Trust owns all of the issued and outstanding shares of AcquisitionCo;

f)

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the trustee of the Trust and this Agreement constitutes a valid and binding obligation of the Trust enforceable in accordance with its terms;

g)

except as contemplated by this Agreement or the Information Circular, the Trust is under no obligation, contractual or otherwise, to issue any Trust Units or other securities;

h)

the Trust Indenture dated November 18, 2002 between Big Rock, the trustee and the settlor relating to the creation of the Trust presented to Big Rock is a true and complete copy and remains unamended;

i)

the books of account and other records of the Trust whether of a financial or accounting nature or otherwise, have been maintained in accordance with prudent business practices; and

j)

the Trust has not carried on any business since it was settled other than as provided for herein or as contemplated in the Information Circular.

ARTICLE 4
CONDITIONS PRECEDENT

4.1

Mutual Conditions Precedent

The respective obligations of AcquisitionCo, Big Rock and the Trust to complete the transactions contemplated by this Agreement shall be subject to the fulfilment or satisfaction, on or before the Effective Date, of each of the following conditions, any of which may be waived collectively by them without prejudice to their right to rely on any other condition:

a)

the Arrangement Resolution shall have been approved at the Meeting by not less than 66 2/3% of the votes by the Shareholders and Optionholders, voting separately as a class, in accordance with the provisions of the Interim Order and any applicable regulatory requirements;

b)

the Final Order shall have been granted in form and substance satisfactory to AcquisitionCo, Big Rock and the Trust acting reasonably not later than January 31, 2003 or such later date as the parties may agree;

c)

the Articles of Arrangement and all necessary related documents filed with the Registrar in accordance with the Arrangement shall be in form and substance satisfactory to each of AcquisitionCo, Big Rock and the Trust, acting reasonably and shall have been accepted for filing by the Registrar together with the Final Order in accordance with subsection 193(9) of the ABCA;

d)

there shall be no action taken under any existing applicable law or regulation, nor any statute, rule, regulation or order, which is enacted, enforced, promulgated or issued by any court, department, commission, board, regulatory body, government or governmental authority or similar agency, domestic or foreign, or there shall not be in force any order or decree of any such entity that:

(i)

makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Arrangement or any other transactions contemplated herein;

(ii)

results in any judgment or assessment of material damages directly or indirectly relating to the transactions contemplated herein; or

(iii)

imposes or confirms material limitations on the ability of the Trust effectively to exercise full rights of ownership of the securities of Amalco, including, without limitation, the right to vote any such securities;

e)

there will have been no material change with respect to the income tax laws or policies of Canada which would have a material adverse effect on the proposed reorganization of Big Rock as contemplated by the Arrangement;

f)

arrangements satisfactory to Big Rock, AcquisitionCo and the Trust shall have been made to ensure that all outstanding Options shall have been surrendered, exercised, exchanged or terminated;

g)

all necessary third party and regulatory consents, approvals and authorizations with respect to the transactions contemplated hereby shall have been completed or obtained including, without limitation, consents and approvals from the Big Rock’s principal lenders;

h)

there shall not, as of the Effective Date, be Securityholders that hold in excess of 5% of all Common Shares and Options that have validly exercised their rights of dissent under the Interim Order; and

i)

the approval of the TSX to the conditional substitutional listing of the Trust Units to be issued pursuant to the Arrangement shall have been obtained, subject only to the filing of required documents.

4.2

Additional Conditions to Obligations of Big Rock

In addition to the conditions contained in Section 4.1, the obligation of Big Rock to complete the transactions contemplated by this Agreement is subject to the fulfilment or satisfaction, on or before the Effective Date, of each of the following conditions, any of which may be waived by Big Rock without prejudice to its right to rely on any other condition:

a)

each of the covenants, acts and undertakings of AcquisitionCo and the Trust to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with;

b)

AcquisitionCo shall have furnished Big Rock with

(i)

a certified copy of a resolution duly passed by the board of directors of AcquisitionCo approving this Agreement and the completion of the transactions, contemplated hereby including the issuance of the Notes and the Amalgamation; and

(ii)

a certified copy of a resolution duly passed by the shareholder of AcquisitionCo approving this Agreement and the completion of the transactions contemplated hereby including the issuance of the Notes and the Amalgamation;

c)

the Trust shall have furnished Big Rock with a certified copy of a resolution duly passed by the trustee of the Trust approving this Agreement and the completion of the transactions contemplated hereby, including the issuance of the Trust Units;

d)

except as affected by the transactions contemplated by this Agreement, the representations and warranties of AcquisitionCo and the Trust contained in Article 3 hereof shall be true in all material respects with the same effect as if made at and as of the Effective Date, and Big Rock shall have received a certificate of a senior officer of AcquisitionCo and the trustee of the Trust to that effect dated the Effective Date, and Big Rock shall have no knowledge to the contrary; and

e)

the board of directors of Big Rock shall not have determined in its sole and absolute discretion that to proceed with the Arrangement would not be in the best interests of the Securityholders.

4.3

Additional Conditions to Obligations of AcquisitionCo and the Trust

In addition to the conditions contained in Section 4.1, the obligation of AcquisitionCo and the Trust to complete the transactions contemplated by this Agreement is subject to the fulfilment or satisfaction, on or before the Effective Date, of the following conditions, any of which may be waived by AcquisitionCo and the Trust without prejudice to their right to rely on any other condition:

a)

each of the covenants, acts and undertakings of Big Rock to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with;

b)

Big Rock shall have furnished AcquisitionCo with:

(i)

a certified copy of a resolution duly passed by the board directors of Big Rock approving the Information Circular and related proxy solicitation materials, and approving this Agreement and, the completion of the transactions contemplated hereby;

(ii)

a certified copy of the Arrangement Resolution duly passed at the Meeting;

c)

except as affected by the transactions contemplated by this Agreement, the representations and warranties of Big Rock contained in Article 3 hereof shall be true in all material respects on the Effective Date, with the same effect as if made at and as of such date, and AcquisitionCo shall have received a certificate of a senior officer of Big Rock to that effect dated the Effective Date, and AcquisitionCo shall have no knowledge to the contrary;

d)

the board of directors of Big Rock shall have made, and shall not have modified or amended, in any respect, an affirmative recommendation that the Securityholders approve the Arrangement; and

e)

prior to the Effective Date, there shall have been no material adverse change in the affairs, operations, final condition or business of Big Rock and its subsidiaries (on a consolidated basis) from that reflected in the Information Circular.

ARTICLE 5
NOTICES

5.1

Notices

All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally, and in the case of:

a)

Big Rock, addressed to:

Big Rock Brewery Ltd.

5555 – 76th Avenue S.E.

Calgary, Alberta  T2C 4L8

Attention:  Chairman and Chief Executive Officer

b)

AcquisitionCo, addressed to:

1015047 Alberta Ltd.

Suite 2350, 400 – 3rd Avenue S.W.

Calgary, Alberta  T2P 4H2

Attention:  President

c)

the Trust, addressed to:

Big Rock Income Trust

5555 – 76th Avenue S.E.

Calgary, Alberta  T2C 4L8

Attention:  Trustee

ARTICLE 6
AMENDMENT

6.1

Amendments

This Agreement may, at any time and from time to time before or after the Meeting, be amended in any respect whatsoever by written agreement of the parties hereto without further notice to or authorization on the part of their respective securityholders, provided that such amendment is brought to the attention of the Court before court approval of the Final Order, and any such amendment may, without limitation:

a)

change the time for performance of any of the obligations or acts of the parties hereto;

b)

waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto; and

c)

waive compliance with or modify any of the covenants or conditions herein contained and waive or modify performance of any of the obligations of the parties hereto.

6.2

Termination

This Agreement shall be terminated in each of the following circumstances:

a)

if the Interim Order has been refused or has been granted in a form or substance not satisfactory to Big Rock, AcquisitionCo or the Trust, acting reasonably, or has not been granted by December 1, 2002 or if issued, has been set aside or modified in a manner unacceptable to Big Rock, AcquisitionCo or the Trust, acting reasonably, on appeal or otherwise;

b)

if the Arrangement is not approved by the Securityholders in accordance with the Interim Order and all applicable corporate and securities law requirements on or before January 31, 2003;

c)

if the Final Order has not been granted in a form and substance satisfactory to Big Rock, AcquisitionCo and the Trust, acting reasonably, on or before January 31, 2003 or if issued, has been set aside or modified in a manner unacceptable to Big Rock, AcquisitionCo or the Trust, acting reasonably, on appeal or otherwise;

d)

if Big Rock has determined to accept or proceed with a Alternative Proposal, as defined in Section 6.3 hereof;

e)

agreement to terminate if executed and delivered by all parties; or

f)

upon any other circumstances hereunder that give rise to a termination of this Agreement by Big Rock, AcquisitionCo or the Trust, including as set forth in sections 4.1, 4.2 and 4.3.

6.3

Exclusivity

Nothing contained in this Agreement shall prevent the board of directors of Big Rock from considering, negotiating, approving, recommending to its Securityholders or entering into an agreement in respect of an unsolicited, bona fide Acquisition Proposal or Alternative Trust Proposal (collectively, an "Alternative Proposal") in respect of which the board of directors of Big Rock determines in good faith that the board of directors is required to do so in order to properly discharge its fiduciary duties.

ARTICLE 7
GENERAL

7.1

Binding Effect

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.2

Expenses

Each of the parties hereto shall pay its expenses in connection with the preparation and execution of this Agreement and the completion of the transactions contemplated hereby or incidental hereto.

7.3

No Assignment

Neither party may assign its rights or obligations under this Agreement.

7.4

Equitable Remedies

All covenants herein as to enforceability in accordance with the terms of any covenant, agreement or document shall be qualified as to applicable bankruptcy and other laws affecting the enforcement of creditors’ rights generally and to the effect that specific performance, being an equitable remedy, may not be ordered.

7.5

Survival of Representations and Warranties

The representations and warranties contained herein shall survive until the Effective Date and shall expire and be terminated and extinguished at and from the Effective Time and no party shall have any liability or further obligations to any party hereunder in respect of such representations or warranties thereafter.

7.6

Severability

If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

a)

the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

b)

the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

7.7

Time of Essence

Time shall be of the essence.

7.8

Further Assurances

Each party hereto shall, from time to time, and at all times hereafter, at the request of any other party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

7.9

Execution in Counterparts

This Agreement may be executed in identical counterparts, each of which is and is hereby conclusively deemed to be an original and counterparts collectively are to be conclusively deemed one instrument. Delivery of counterparts may be effected by facsimile transmission.

7.10

Waiver

No waiver by any party hereto shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

7.11

Liability of the Trust

The parties hereto acknowledge that where Big Rock is signing on behalf of the Trust, it is entering into this agreement solely on behalf of the Trust and the obligations of the Trust hereunder shall not be personally binding upon Big Rock or any holder of Trust Units and that any recourse against the Trust, Big Rock or any holder of Trust Units in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including, without limitation, claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund as defined in the Trust Indenture dated as of November 18, 2002, as amended from time to time.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

BIG ROCK BREWERY LTD.

(signed) "Edward E. McNally"

1015047 ALBERTA LTD.

(signed) "Edward E. McNally"

VALIANT TRUST COMPANY as Trustee

for and on behalf of BIG ROCK INCOME TRUST

(signed) "Jenny Hart"

191102/1636/W97

Schedule A - #

Schedule 1

PLAN OF ARRANGEMENT UNDER SECTION 193

OF THE

BUSINESS CORPORATIONS ACT (ALBERTA)

ARTICLE 8
INTERPRETATION

8.1

In this Arrangement, the following meanings:

a)

"ABCA" means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9, as amended, including the regulations promulgated hereunder;

b)

"AcquisitionCo" means 1015047 Alberta Ltd., a corporation incorporated under the ABCA;

c)

"AcquisitionCo Common Shares" means the common shares in the capital of AcquisitionCo;

d)

"Aggregate Note Amount" means an amount equal to the sum of: (i) the Per Share Principal Amount multiplied by the number of Common Shares outstanding immediately prior to the Effective Time plus (ii) the cumulative amount of all In-the-Money Settlement Amounts paid to any Optionholder in Trust Units;

e)

"Amalco Common Shares" means the common shares in the capital of the Amalgamated Corporation;

f)

"Amalgamated Corporation" or "Amalco" means the corporation resulting from the Amalgamation;

g)

"Amalgamating Corporations" means Big Rock and AcquisitionCo;

h)

"Amalgamation" means the amalgamation of Big Rock and AcquisitionCo pursuant to the provisions of the Arrangement;

i)

"Arrangement", "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to the arrangement pursuant to Section 193 of the ABCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof;

j)

"Arrangement Agreement" means the agreement made as of November 19, 2002 between Big Rock, AcquisitionCo and the Trust with respect to the Arrangement and all amendments thereto;

k)

"Articles of Arrangement" means the articles of arrangement in respect of the Arrangement required under subsection 193(10) of the ABCA to be filed with the Registrar after the Final Order has been made to give effect to the Arrangement;

l)

"business day" means a day, which is not a Saturday, Sunday or statutory holiday, when banks in the place at which any action is required to be taken hereunder are generally open for the transaction of commercial banking business;

m)

"Certificate" means the certificate or proof of filing to be issued by the Registrar pursuant to subsection 193(11) or subsection 193(12) of the ABCA giving effect to the Arrangement;

n)

"Class "A" Shares" means the to be created class "A" voting common shares in the capital of Big Rock having the rights, restrictions and privileges as set out in Schedule B to the Plan of Arrangement;

o)

"Class "B" Shares" means the to be created class "B" non-voting, retractable common shares in the capital of Big Rock having the rights, restrictions and privileges as set out in Schedule B to the Plan of Arrangement;

p)

"Class "C" Shares" means the to be created class "C" voting, redeemable, retractable preferred shares in the capital of Big Rock having the rights, restrictions and privileges as set out in Schedule B to the Plan of Arrangement;

q)

"Common Shares" means the common shares in the capital of Big Rock;

r)

"Company" or "Big Rock" means Big Rock Brewery Ltd., a corporation amalgamated under the ABCA;

s)

"Court" means the Court of Queen’s Bench of Alberta;

t)

"Depository" means Valiant Trust Company as the registrar and transfer agent of the Trust Units;

u)

"Dissenting Optionholders" means registered holders of Options who validly exercise the rights of dissent provided to them under the Interim Order;

v)

"Dissenting Options" means all Options which are deemed to have been cancelled on the Effective Date in accordance with the provisions of paragraph 4.1 of the Plan of Arrangement;

w)

"Dissenting Securityholders" means Dissenting Optionholders and Dissenting Shareholders;

x)

"Dissenting Shareholders" means registered holders of Common Shares who validly exercise the rights of dissent provided to them under the Interim Order;

y)

"Dissenting Shares" means all Common Shares which are deemed to have been cancelled on the Effective Date in accordance with the provisions of paragraph 4.1 of the Plan of Arrangement;

z)

"Effective Date" means the date shown on the Certificate;

aa)

"Effective Time" means the time on the Effective Date that the Certificate is issued;

bb)

"Exercise Price" means the price per Common Share at which an Optionholder may purchase Common Shares pursuant to its Options;

cc)

"Final Order" means the final order of the Court approving the Arrangement under subsection 193(9) of the ABCA as such order may be affirmed, amended or modified by any court of competent jurisdiction;

dd)

"In-the-Money Options" means Options which are exercisable, at the relevant time, at less than the then current trading price of the Common Shares on the TSX;

ee)

"In-the-Money Settlement Amount" means the consideration to be paid pursuant to the Option Cancellation Agreement to an Optionholder in Notes on the basis of the In-the-Money Settlement Amount Exchange Ratio which Notes will, in turn, be exchanged for Trust Units pursuant to the Arrangement, pursuant to the Option Cancellation Agreement, such consideration to be the aggregate of the product of the number of Common Shares which may be purchased by the Optionholder pursuant to the Optionholder's agreement with Big Rock multiplied by the difference between the Exercise Price and the Option Market Price;

ff)

"In-the-Money Settlement Amount Exchange Ratio" means the number of Notes to be issued to the Optionholder in exchange for the In-the-Money Settlement Amount Right, which shall be equal to one Note in an amount equal to the Weighted Average Trading Price for every one Common Share which the Optionholder would have been able to purchase at the Option Market Price for the In-the-Money Settlement Amount;

gg)

"In-the-Money Settlement Amount Right" means the right to receive the In-the-Money Settlement Amount;

hh)

"Interim Order" means the interim order of the Court made on November 19, 2002 under subsection 193(4) of the ABCA containing declarations and directions with respect to this Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

ii)

"Note Indenture" means the note indenture to be made between AcquisitionCo and Valiant Trust Company governing the issuance of the Notes;

jj)

"Note Trustee" means Valiant Trust Company;

kk)

"Notes" means the unsecured, subordinated promissory notes of AcquisitionCo to be issued by AcquisitionCo pursuant to the Arrangement having substantially the terms summarized in Schedule "A" hereto;

ll)

"Options" means the outstanding options to purchase Common Shares pursuant to the Option Plan;

mm)

"Optionholders" means holders from time to time of Options;

nn)

"Option Cancellation Agreement" means the agreements entered into prior to the Effective Time between Big Rock, the Trust, AcquisitionCo and certain of the Optionholders which provide for the payment of the In-the-Money Settlement Amount in consideration of the surrender by the Optionholder of Options;

oo)

"Option Market Price" means the Weighted Average Trading Price;

pp)

"Option Plan" means Big Rock’s Stock Option Plan, or any of its predecessor plans;

qq)

"Per Share Principal Amount" means the Weighted Average Trading Price less $0.0001;

rr)

"Plan of Arrangement" means this Plan of Arrangement as amended or supplemented from time to time;

ss)

"Registrar" means the Registrar of Corporations duly appointed under Section 263 of the ABCA;

tt)

"Remaining Options" means any Option which is not subject to an Option Cancellation Agreement, which Options will be deemed to be converted into Trust Unit Options, with the same exercise price and expiry date, under the terms of the Arrangement;

uu)

"Rights" means the rights to acquire Common Shares issued pursuant to the Shareholder Rights Plan;

vv)

"Shareholders" means the holders from time to time of Common Shares, Class "A" Shares, Class "B" Shares or Class "C" Shares, as applicable;

ww)

"Trust" means Big Rock Income Trust, a trust duly settled under the laws of Alberta;

xx)

"Trustee" means the duly appointed trustees of the Trust;

yy)

"Trust Unit" means a unit of the Trust, each unit representing an equal undivided beneficial interest therein;

zz)

"Trust Unit Option" means an option issued by the Trust to purchase Trust Units, which will entitle the holder of such option to purchase Trust Units; and

aaa)

"Weighted Average Trading Price" shall be determined by dividing: (i) the aggregate dollar trading value of all Common Shares sold on the TSX over the five (5) consecutive trading days ending on the trading day next preceding the Effective Date by; (ii) the total number of Common Shares sold on the TSX during such period.

8.2

The division of this Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Arrangement.

8.3

Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Arrangement.

8.4

Unless the context otherwise requires, words importing the singular shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, corporations, trusts, unincorporated organizations, governments, regulatory authorities, and other entities.

8.5

In the event that the date on which any action is required to be taken hereunder by any of the parties is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place.

8.6

References in this Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations or rules promulgated thereunder from time to time in effect.

8.7

Unless otherwise stated all references in this Arrangement to sums of money are expressed in lawful money of Canada.

8.8

The following schedules to this Arrangement are incorporated by reference herein and form part of this Arrangement:

Schedule A

-

Terms of Notes

Schedule B

-

Terms of Amended Share Capital

ARTICLE 9
PURPOSE AND EFFECT OF THE ARRANGEMENT

9.1

The following is only intended to be a general statement of the purpose of the Arrangement and is qualified in its entirety by the specific provisions of the Arrangement:

The purpose of the Arrangement is to effect a reorganization and restructuring of Big Rock’s share capital in a manner that provides consistent and equitable treatment among Securityholders, maintains the business and goodwill of Big Rock as a going concern, results in Big Rock and AcquisitionCo amalgamating to form Amalco and Amalco becoming a subsidiary of the Trust, and results in Shareholders and, in the manner set forth below, Optionholders becoming holders of Trust Units of the Trust.

9.2

At the Effective Time, the Arrangement shall be binding upon Big Rock, the Shareholders, the Optionholders, AcquisitionCo and the Trust.

9.3

Articles of Arrangement and the Certificate shall be filed with the Registrar with the purpose and intent that none of the provisions of the Arrangement shall become effective unless all of the provisions of the Arrangement shall have become effective. The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence set out therein.

ARTICLE 10
ARRANGEMENT

10.1

Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order without any further act or formality:

a)

the Shareholder Rights Plan and all outstanding Rights shall be terminated and shall be of no further force or effect;

b)

the authorized capital of Big Rock will be amended by the creation of the Class "A" Shares, Class "B" Shares and Class "C" Shares, each having the rights, restrictions and privileges as set out in Schedule B attached hereto and the Articles of Big Rock will be amended accordingly;

c)

each of the issued Common Shares (other than Common Shares held by Dissenting Shareholders) will be deemed to be exchanged for one Class "B" Share and one Class "C" Share and all of the previously outstanding Common Shares will be cancelled;

d)

each issued and outstanding Class "B" Share shall be and be deemed to be transferred to AcquisitionCo free of any claims and the holder thereof shall, subject to adjustment under Section 5.5, be entitled to receive a Note in the Per Share Principal Amount from AcquisitionCo;

e)

with respect to each Class "B" Share to which paragraph 3.1(d) applies:

(i)

the holder thereof shall cease to be a holder of such Class "B" Share and such holder’s name shall be removed from the register of Class "B" Shares with respect to such Class "B" Share as of the Effective Date; and

(ii)

AcquisitionCo shall be, and be deemed to be, the transferee of such Class "B" Shares free of any claims and shall be entered in the register of Class "B" Shares as the holder thereof as of the Effective Date;

f)

each issued and outstanding Note and Class "C" Share shall be and be deemed to be transferred to the Trust free of any claims and the holder thereof shall, subject to adjustment under Section 5.5, be entitled to receive from the Trust in exchange for each such Note and Class "C" Share held, one Trust Unit;

g)

with respect to each Note and Class "C" Share to which paragraph 3.1(f) applies:

(i)

the holder thereof shall cease to be a holder of such Note and Class "C" Share and such holder’s name shall be removed from the register of Notes and Class "C" Shares as of the Effective Date; and

(ii)

the Trust shall be, and be deemed to be, the transferee of such Notes and Class "C" Shares (free of any claims) and shall be entered in the register of Notes and Class "C" Shares as the holder thereof as of the Effective Date;

h)

each Option subject to an Option Cancellation Agreement (other than Options held by Dissenting Optionholders) shall: (i) be deemed to be amended to remove any restrictions on transferability; and (ii) vest in its entirety; and the In-the-Money Settlement Amount Right will be deemed to have been exchanged with AcquisitionCo, free of any claims, and the holder thereof shall, subject to adjustment under Section 5.5, be entitled to receive from AcquisitionCo in exchange for such In-the-Money Settlement Amount Right, Notes on the basis of the In-the-Money Settlement Amount Exchange Ratio;

i)

with respect to each In-the-Money Settlement Amount Right to which paragraph 3.1 (h) applies:

(i)

the Optionholder shall cease to be a holder of such In-the-Money Settlement Amount Right; and

(ii)

AcquisitionCo shall be, and be deemed to be, the holder of such In-the-Money Settlement Amount Right;

j)

each issued and outstanding Note issued pursuant to paragraph 3.1(h) shall be and shall be deemed to be transferred to the Trust, free of any claims and the holder thereof shall, subject to adjustment under Section 5.5, be entitled to receive from the Trust in exchange for each such Note held, one Trust Unit;

k)

subject to Section 4.1, Remaining Options (other than Remaining Options held by a Dissenting Optionholder) which are not subject to an Option Cancellation Agreement and which have not, as at the Effective Time, been exercised by the Optionholder, will be deemed to have been exchanged with the Trust, free of any claims and the holder thereof, subject to an adjustment under Section 5.5, shall be entitled to receive from the Trust in exchange for the Remaining Options, Trust Unit Options with the same vesting provisions, exercise price and expiry date as the Options;

l)

with respect to each Remaining Option to which paragraph 3.1(k) applies:

(i)

the Optionholder shall cease to be a holder of such Remaining Option and such Remaining Options shall be deemed to be cancelled; and

m)

each issued and outstanding AcquisitionCo Common Share shall be deemed to be transferred from the Trust to Big Rock in exchange for 100 Class "A" Shares issued from Big Rock's treasury.

10.2

At the Effective Time, immediately following the events set forth in Section 3.1 above, Big Rock and AcquisitionCo shall be amalgamated to form the Amalgamated Corporation with the same effect as if Section 182 of the ABCA was applicable to the Amalgamation and each of the events set out below shall occur and be deemed to occur in the following sequence without further act or formality:

a)

all issued and outstanding Class "B" Shares, all of which shall then be held by AcquisitionCo, shall be and shall be deemed to be cancelled without any repayment of capital;

b)

all issued and outstanding AcquisitionCo Common Shares, all of which shall then be held by Big Rock, shall be and shall be deemed to be cancelled without any repayment of capital; and

c)

except as set forth in Section 3.4(a), the Articles of Amalgamation will be the same as the amended Articles of Big Rock.

10.3

On the Effective Date, the Amalgamation of the Amalgamating Corporations and their continuance as one corporation shall become effective, the property of each Amalgamating Corporation shall continue to be the property of the Amalgamated Corporation; the Amalgamated Corporation shall continue to be liable for the obligations of each Amalgamating Corporation including, without limitation, all those liabilities and obligations of AcquisitionCo arising pursuant to the Note Indenture including, without limitation, the liabilities and obligations of AcquisitionCo in respect of the Notes; any existing cause of action, claim or liability to prosecution shall be unaffected; any civil, criminal or administrative action or proceeding pending by or against an Amalgamating Corporation may be continued to be prosecuted by or against the Amalgamated Corporation; and any conviction against, or ruling, order or judgment in favour of or against, the Amalgamating Corporation may be enforced by or against the Amalgamated Corporation.

10.4

On the Amalgamation:

a)

the name of the Amalgamated Corporation shall be "Big Rock Brewery Ltd.";

b)

the Articles of Amalgamation of the Amalgamated Corporation shall be the same as the amended Articles of Big Rock;

c)

the first directors and officers of the Amalgamated Corporation shall be the persons whose names and municipality of residence appear below:

Name

Municipality of Residence

Directors:

Edward E. McNally

Calgary, Alberta

Robert J. King

Calgary, Alberta

Robert H. Hartley

High River, Alberta

Charles Wilson

Evergreen, Colorado

Kathleen McNally-Leitch

Calgary, Alberta

Mogens Smed

Calgary, Alberta

Clayton H. Riddell

Calgary, Alberta

James M. Jackson

Durango, Colorado

J. Cameron Millikin

Calgary, Alberta

Robert G. Peters

Calgary, Alberta

Gordon G. Tallman

Calgary, Alberta

Officers:

Edward E. McNally, Chief Executive Officer, Calgary, Alberta

Robert J. King, President, Calgary, Alberta

Timothy A. Duffin, Chief Financial Officer, Calgary, Alberta

Such directors shall hold office until the first annual meeting of the Amalgamated Corporation or until their successors are duly elected or appointed;

d)

the by-laws of the Amalgamated Corporation until repealed, amended or altered shall be the by-laws of Big Rock; and

e)

the first auditors of the Amalgamated Corporation shall be Ernst & Young LLP. The first auditors of the Amalgamated Corporation shall hold office until the first annual meeting of the Amalgamated Corporation following the Amalgamation or until their successors are elected or appointed.

10.5

With respect to the Class "B" Shares and Class "C" Shares to be issued to former holders of Common Shares pursuant to Section 3.1, only one Class "B" Share certificate and one Class "C" Share certificate will be issued. It shall be issued to the Trustee in trust for the former holders of Common Shares pursuant to Section 3.1. The Trustee shall, without recourse, on behalf of the holders of Class "B" Shares, transfer the Class "B" Share certificate to AcquisitionCo and transfer the Class "C" Share certificate to the Trust, as contemplated by the Arrangement. With respect to the Notes to be issued to former holders of Class "B" Shares and Options pursuant to Section 3.1 and transferred by such holders to the Trust in return for Trust Units, only one Note will be issued. It shall be issued to the Trustee in trust for the former holders of Class "B" Shares and Options who have exchanged such securities pursuant to Section 3.1. The Trustee shall then, on behalf of the former holders of Class "B" Shares and Options, transfer that Note, without recourse, to the Trust pursuant to the Arrangement and receive Trust Units for delivery to the former holders of Class "B" Shares and Options, all as contemplated by the Arrangement.

ARTICLE 11
DISSENTING SECURITYHOLDERS

11.1

Each registered holder of Common Shares and each registered holder of Options shall have the right to dissent with respect to the Arrangement in accordance with the Interim Order. A Dissenting Shareholder or a Dissenting Optionholder (collectively, a "Dissenting Securityholder") shall, on the Effective Date, cease to have any rights as a holder of Common Shares or Options, as the case may be, and shall only be entitled to be paid the fair value of the holder's Common Shares or Options, as applicable. A Dissenting Securityholder who is paid the fair value of the holder's Common Shares or Options, as applicable, shall be deemed to have transferred the holder's Common Shares or Options to Big Rock for cancellation on the Effective Date, notwithstanding the provisions of Section 191 of the ABCA. A Dissenting Securityholder who for any reason is not entitled to be paid the fair value of the holder's Common Shares or Options shall be treated as if the holder had participated in the Arrangement on the same basis as a non-dissenting holder of Common Shares or Options, on the basis set forth in Article 3 of the Arrangement, notwithstanding the provisions of Section 191 of the ABCA. The fair value of the Common Shares or Options, as the case may be, shall be determined as of the close of business on the last business day before the day on which the Arrangement is approved by the holders of Common Shares and Options at the Meeting; but in no event shall Big Rock or the Amalgamated Corporation be required to recognize such Dissenting Securityholder as Shareholders or Optionholders of Big Rock or the Amalgamated Corporation after the Effective Time and the names of such holders shall be removed from the applicable register of Shareholders or Optionholders as at the Effective Time. For greater certainty, in addition to any other restrictions in Section 191 of the ABCA, no person who has voted in favour of the Arrangement shall be entitled to dissent with respect to the Arrangement.

ARTICLE 12
OUTSTANDING CERTIFICATES

12.1

Subject to Section 4.1, after the Effective Time, certificates formerly representing Common Shares shall represent only the right to receive the certificates representing Trust Units which the former holders of such Common Shares is, subject to Section 5.4, entitled to receive pursuant to Article 3 of this Arrangement, subject to compliance with the requirements set forth in this Article 5.

12.2

From and after the Effective Time, the option agreements providing for the Options shall represent only the right to receive the consideration to which the holders are entitled under the Arrangement, or as to those held by Dissenting Optionholders, other than those Dissenting Optionholders deemed to have participated in the Arrangement pursuant to Section 4.1, to receive the fair value of the Options represented by such option agreements.

12.3

All distributions made with respect to any Trust Units allotted and issued pursuant to this Arrangement but for which a certificate has not been issued shall be paid or delivered to the Depository to be held by the Depository in trust for the registered holder thereof. All monies received by the Depository shall be invested by it in interest-bearing trust accounts upon such terms as the Depository may reasonably deem appropriate. The Depository shall pay and deliver to any such registered holder such distributions and any interest thereon to which such holder is entitled, net of applicable withholding and other taxes, upon delivery of the certificate representing the Trust Units issued to such holder in accordance with Section 5.4.

12.4

At the time of mailing the information circular of the Company which describes the Arrangement or as soon as practicable after the Effective Date, the Trust shall forward to each holder of Common Shares referred to in Section 3.1 or to each Dissenting Securityholder deemed to have participated in the Arrangement pursuant to Section 4.1 at the address of such holder as it appears on the register of Securities immediately prior to the Effective Date, a letter of transmittal and instructions for obtaining delivery of the Trust Units issued and payable to such holder pursuant to this Arrangement. A holder of Common Shares may take delivery of such Trust Units by delivering the certificates representing such holder’s Common Shares to the Depository at any of the offices indicated in the letter of transmittal, accompanied by a duly completed letter of transmittal and such other documents as the Depository may reasonably require. The certificates representing the Trust Units issued to such holder shall be registered in such names and, delivered to such addresses as such holder may direct in such letter of transmittal, or if requested by the former holder of Common Shares in the letter of transmittal, made available at the Depository for pick-up by the former holder of Common Shares, as soon as practicable after receipt by the Depository of the required documents.

12.5

No fractional Trust Units or Notes shall be issued pursuant to the Arrangement. In the event that the exchange ratio referred to herein would in any case result in a holder of Common Shares or Options being entitled to a fractional Trust Unit or Note, such Trust Unit or Note will be rounded up to the next highest whole number of Trust Units or Notes provided that each beneficial holder of Common Shares or Options shall be entitled to the benefit of only one adjustment.

12.6

The holders of Common Shares shall not be entitled to any interest, dividend, premium or other payment on or with respect to the former Common Shares other than the certificates representing the Trust Units which they are entitled to receive for the former Common Shares pursuant to this Arrangement.

12.7

Any certificate formerly representing Common Shares that is not deposited with all other documents as provided in Section 5.4 on or before the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature and the right of the holder of such Common Shares to receive certificates representing Trust Units shall be deemed to be surrendered to the Trust together with all dividends or distributions thereon held for such holder.

ARTICLE 13
AMENDMENTS

13.1

Big Rock reserves the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is: (a) agreed to by AcquisitionCo, (b) filed with the Court and, if made following the Meeting, approved by the Court and (c) communicated to Securityholders in the manner required by the Court, if and as required by the Court.

13.2

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Trust, Big Rock or AcquisitionCo at any time prior to or at the Meeting (provided that other parties shall have consented thereto with or without any other prior notice or communication) and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

13.3

Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only: (a) if it is consented to by each of Big Rock, the Trust and AcquisitionCo, and (b) if required by the Court or applicable law, it is consented to by the Securityholders.

Schedule A-#

SCHEDULE A

Terms of Notes

1.

Issuance

The Notes shall be issued to the holders of Class "B" Shares and Options, as applicable, in accordance with and pursuant to the Arrangement and shall be issued in the Aggregate Note Amount.

2.

Note Indenture

The Notes shall be issued under the Note Indenture.

3.

Single Note and Transfer to the Trust

Pursuant to the Arrangement, all of the Notes outstanding are to be transferred by the former holders of Class "B" Shares and Options, as applicable, to the Trust in exchange for Trust Units. Accordingly, the Note Indenture shall provide that initially only one global Note Certificate will be issued which will represent all of the Notes issued under the Arrangement. It shall be issued to the Trustee in trust for the former holders of Class "B" Shares and Options, as applicable.

4.

Maturity

December 31, 2032, subject to extension in the limited circumstances provided in the Note Indenture.

5.

Unsecured / Interest

The Notes shall bear interest from the date of issue at the rate of 14% per annum, payable monthly on the 15th day of the month (or if such day is not a Business Day, the first Business Day thereafter) for interest earned during the preceding month with the first monthly payment being due February 15, 2003, assuming the Effective Date occurs prior to January 31, 2003.

6.

Subordination

The Notes shall be subordinated as follows:

(a)

no principal shall be repaid nor shall Notes be purchased or redeemed until the prior repayment in full of all "senior indebtedness", nor at any time when there is a default under any senior indebtedness. If there is no senior indebtedness default, principal may be repaid at maturity and, in the limited circumstances prescribed by the Note Indenture, amounts may be paid on account of principal by way of prepayment or redemption where the board of directors of Amalco believe that indebtedness represented by the Notes could not be refinanced at maturity, or where Amalco is prevented by applicable law from paying dividends or making other distributions in respect of its common shares; and

(b)

no interest shall be payable in respect of the Notes other than regularly scheduled interest at anytime nor shall regularly scheduled interest be paid when any of the "senior indebtedness" is in default.

For these purposes, "senior indebtedness" means (a) all indebtedness, obligations and liabilities of Amalco in respect of borrowed money (including the deferred purchase price of property), other than: (i) indebtedness evidenced by the Note Indenture; and (ii) indebtedness which, by the terms of the instrument creating or evidencing the same, is expressed to rank in right of payment equally with or subordinate to the indebtedness evidenced by the Note Indenture, and (b) from and after the commencement of, and during the continuance of, any creditor proceedings (including bankruptcy, liquidation, winding-up, dissolution, restructuring or arrangement proceedings), all indebtedness, obligations and liabilities of Amalco, other than indebtedness, obligations and liabilities represented by the Notes and, for greater certainty, "senior indebtedness" shall include all indebtedness for borrowed money which is outstanding as at the Effective Date.

Schedule B-#

SCHEDULE B

Terms of Amended Share Capital

The Classes and any Maximum Number of Shares that
the corporation is Authorized to Issue

The Corporation is authorized to issue an unlimited number of the following classes of shares, all of which shall be without nominal or par value and which may be issued and allotted by the directors of the Corporation from time to time for such consideration as may be fixed from time to time by such directors and otherwise having the designations, rights, restrictions, conditions and limitations as are hereinafter provided:

(c)

common shares ("Common Shares");

(d)

class "A" voting common shares ("Class "A" Shares");

(e)

class "B" non-voting retractable common shares ("Class "B" Shares");

(f)

class "C" voting redeemable, retractable preferred shares ("Class "C" Shares"); and

(g)

preferred shares ("Preferred Shares").

The rights, restrictions, conditions and limitations attached or related to the aforesaid classes of shares are as follows.

7.

COMMON SHARES AND CLASS "A" SHARES

(a)

Stated Capital Account

In accordance with the provisions of subsection 28(3) of the Business Corporations Act, on the issuance of Common Shares or Class "A" Shares in exchange for property, or shares of another class, or pursuant to an amalgamation referred to in section 182 or 187 of the Business Corporations Act or an arrangement referred to in paragraphs 193(1)(b) or (c) of the Business Corporations Act, the directors of the Corporation may add to the stated capital account maintained for the Common Shares or the Class "A" Shares respectively the whole or any part of the amount of the consideration received by the Corporation in the exchange.

(b)

Dividends

At the discretion of the directors of the Corporation but subject always to the rights of the holders of the Preferred Shares and the provisions hereof, dividends may be paid on the Common Shares and/or the Class "A" Shares (to the exclusion of the others and to the exclusion of the Class "B" Shares).

No dividends shall at any time be declared on the issued and outstanding Common Shares or Class "A" Shares if the result of the payment of the dividend once declared would be to impair the ability of the Corporation immediately thereafter to redeem or purchase all of the issued and outstanding Preferred Shares, to purchase all of the issued and outstanding Class "B" Shares at the Class "B" Retraction Price (as hereinafter defined) and redeem or purchase all of the issued and outstanding Class "C" Shares at the Class "C" Redemption Price (as hereinafter defined).

(c)

Voting Rights

The registered holder of each Common Share shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall, in respect of each such share so held by him, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation.

The registered holder of each Class "A" Share shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall, in respect of each such share so held by him, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation.

(d)

Participation on Liquidation, Dissolution or Winding-up

Subject to the prior rights of the holders of the Preferred Shares, the Class "B" Shares and the Class "C" Shares, in the event of a liquidation, dissolution, or winding-up of the Corporation, either voluntarily or involuntarily, or other distribution of assets or property of the Corporation amongst its shareholders for the purpose of winding up its affairs, the holders of Common Shares and the Class "A" Shares shall be entitled to participate equally with the Class "B" Shares, share for share, in the distribution of the remaining assets of the Corporation.

8.

CLASS "B" SHARES

(a)

Stated Capital Account

In accordance with the provisions of subsection 28(3) of the Business Corporations Act, on the issuance of Class "B" Shares in exchange for property, or shares of another class, or pursuant to an amalgamation referred to in section 182 or 187 of the Business Corporations Act or an arrangement referred to in paragraphs 193(1)(b) or (c) of the Business Corporations Act, the directors of the Corporation may add to the stated capital account maintained for the Class "B" Shares the whole or any part of the amount of the consideration received by the Corporation in the exchange.

(b)

Retraction Amount

The price or consideration payable entirely in lawful money of Canada at which the Class "B" Shares may be retracted (the "Class "B" Retraction Amount") by the holder thereof shall be the amount of the consideration received therefor as determined by the directors of the Corporation at the time of issuance of the Class "B" Shares and adjusted by the directors at any time or times so as to ensure that the Class "B" Retraction Amount of such Class "B" Shares issued as partial or total consideration for the purchase by the Corporation of any assets or the conversion or exchange of any shares (the "Class "B" Consideration") shall equal the difference between the fair market value of the Class "B" Consideration as at the date of purchase, conversion, or exchange by the Corporation and the aggregate value of the non-share consideration, if any, issued by the Corporation as partial or total consideration for the Class "B" Consideration, less $0.0001.

For greater certainty, such fair market value shall be determined by the directors of the Corporation, upon such expert advice as they may deem necessary.  However, should any competent taxing authority at any time issue or propose to issue any assessment or assessments that impose or would impose any liability for tax on the basis that the fair market value of the Class "B" Consideration is other than the amount approved by the directors and if the directors or a competent Court or tribunal agree with such revaluation and all appeal rights have been exhausted or all times for appeal have expired without an appeal having been taken or should the directors of the Corporation otherwise determine that the fair market value of the Class "B" Consideration is other than the amount previously approved by the directors, then the Class "B" Retraction Amount of the Class "B" Shares shall be adjusted nunc pro tunc pursuant to the provisions of this paragraph to reflect the agreed upon fair market value and all necessary adjustments, payments and repayments as may be required shall forthwith be made between the proper parties.

(c)

Restriction on Issuance

No additional Class "B" Shares shall be issued by the Corporation at any particular time if, at that time, there are any Class "B" Shares of the Corporation then issued and outstanding.

(d)

Dividend Rights

When and if declared by the directors of the Corporation in their discretion, the holders of the Class "B" Shares in any calendar year shall be entitled to receive out of the net profits or surplus of the Corporation properly applicable to the payment of dividends, such dividends as the directors may determine; provided that dividends may be paid on the Class "B" Shares without annual dividends having been declared on the Common Shares and/or the Class "A" Shares; and further provided always that no dividends shall at any time be declared on the issued and outstanding Class "B" Shares if the result of the payment of the dividend once declared would be to impair the ability of the Corporation immediately thereafter to redeem all of the issued and outstanding Preferred Shares, if any, purchase all of the Class "B" Shares at the Class "B" Retraction Price (as hereinafter defined) and redeem or purchase all of the Class "C" Shares at the Class "C" Redemption Price (as hereinafter defined).

(e)

Voting Rights

Subject to the Business Corporations Act, the holders of the Class "B" Shares shall not, as such, be entitled to receive notice of or to attend or vote at any meeting or meetings of the shareholders of the Corporation.

(f)

Return of Capital/Participation on Liquidation, Dissolution or Winding-up

Subject to the prior rights of the holders of the Preferred Shares, upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or otherwise, or other distribution of the assets of the Corporation or repayment of capital to its shareholders for the purpose of winding up its affairs, the holders of the Class "B" Shares shall be entitled to receive for each such share, in priority to the holders of the Common Shares, the Class "A" Shares and the Class "C" Shares, the Class "B" Retraction Amount per share together with all declared but unpaid dividends thereon (herein referred to as the "Class "B" Retraction Price").

Thereafter, subject to the rights of the Class "C" Shares, the holders of the Class "B" Shares shall be entitled to participate equally with the Common Shares and the Class "A" Shares, share for share, in the distribution of the remaining assets of the Corporation.

(g)

Retraction Privilege

Upon written notice of any holder of Class "B" Shares which notice shall contain the information required by Section 2.08 and which shall be signed by the holder or his duly authorized attorney (in which case evidence of such authorization satisfactory to the Corporation shall accompany the notice), the Corporation shall, within ten days (or such other period of time as may be set at the time of issuance of the said Class "B" Shares) following the receipt of such notice at the registered office of the Corporation redeem or purchase all or such portion of the outstanding Class "B" Shares included in such notice, for the sum equal to the aggregate Class "B" Retraction Price in the manner provided in Section 2.08.

(h)

Manner of Retraction

(i)

The retraction of the Class "B" Shares shall be made by written notice by the holder thereof to the Corporation at its head office in the following manner:

A.

such notice shall set out the Class "B" Retraction Price and the date on which retraction is to take place, and, if only part of the Class "B" Shares held by the person are to be retracted, the number thereof to be retracted;

B.

on or after the date so specified for retraction, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class "B" Shares to be retracted, the Class "B" Retraction Price thereof on presentation and surrender at the head office of the Corporation, or any other place designated in such notice, of the certificates for the Class "B" Shares being retracted and the certificates for such shares shall thereupon be cancelled and the shares represented thereby be deemed to be retracted.  If only part of the shares represented by any certificate are retracted, a new certificate for the balance shall be issued at the expense of the Corporation; and

C.

from and after the date specified in any such notice, the Class "B" Shares called for retraction shall cease to be entitled to dividends, and the holders thereof shall not be entitled to exercise any of their rights of shareholders in respect thereof, unless payment of the Class "B" Retraction Price shall not be made upon the presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

9.

CLASS "C" SHARES

(a)

Stated Capital Account

In accordance with the provisions of subsection 28(3) of the Business Corporations Act, on the issuance of Class "C" Shares in exchange for property, or shares of another class, or pursuant to an amalgamation referred to in section 182 or 187 of the Business Corporations Act or an arrangement referred to in paragraphs 193(1)(b) or (c) of the Business Corporations Act, the directors of the Corporation may add to the stated capital account maintained for the Class "C" Shares the whole or any part of the amount of the consideration received by the Corporation in the exchange.

(b)

Redemption Amount

The price or consideration payable entirely in lawful money of Canada at which the Class "C" Shares shall be redeemed (the "Class "C" Redemption Amount") shall be the sum of $0.0001 per share.

(c)

Restriction on Issuance

No additional Class "C" Shares shall be issued by the Corporation at any particular time if, at that time, there are any Class "C" Shares of the Corporation then issued and outstanding.

(d)

Dividend Rights

No dividends shall at any time be declared on the issued and outstanding Class "C" Shares.

(e)

Voting Rights

The registered holder of each Class "C" Share shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall, in respect of each such share so held by him, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation.

(f)

Return of Capital

Subject to the prior rights of the holders of the Preferred Shares and the Class "B" Shares, upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or otherwise, or other distribution of the assets of the Corporation or repayment of capital to its shareholders for the purpose of winding up its affairs, the holders of the Class "C" Shares shall be entitled to receive for each such share, in priority to the holders of the Common Shares and the Class "A" Shares, the Class "C" Redemption Amount per share together with all declared but unpaid dividends thereon (herein referred to as the "Class "C" Redemption Price").

After payment to the holders of the Class "C" Shares of the Class "C" Redemption Price for each such share as aforesaid, the holders of the Class "C" Shares shall have no further right or claim to any of the remaining assets of the Corporation.

(g)

Redemption

The Corporation may, upon giving written notice as hereinafter provided in Section 3.08, redeem or purchase the whole or any part of the Class "C" Shares held by one or more shareholders on payment for each share to be redeemed or purchased of the Class "C" Redemption Price.

(h)

Retraction Privilege

Upon written notice of any holder of Class "C" Shares which notice shall contain the information required by Section 3.09 and which shall be signed by the holder or his duly authorized attorney (in which case evidence of such authorization satisfactory to the Corporation shall accompany the notice), the Corporation shall, within ten days (or such other period of time as may be set at the time of issuance of the said Class "C" Shares) following the receipt of such notice at the registered office of the Corporation redeem or purchase all or such portion of the outstanding Class "C" Shares included in such notice, for the sum equal to the aggregate Class "C" Redemption Price in the manner provided in Section 3.09.

(i)

Manner of Redemption or Purchase

(i)

The redemption or purchase of the Class "C" Shares shall be made in the following manner:

A.

the Corporation shall, at least ten days before the date specified for redemption or purchase or such lesser period of time as may be unanimously agreed upon by the holders of all Class "C" Shares then being redeemed or purchased, mail to each person, who at the date of mailing, is the registered holder of the Class "C" Shares to be redeemed or purchased, a notice in writing of the intention of the Corporation to redeem or purchase such Class "C" Shares.  Such notice shall be mailed to each such shareholder at his address as it appears on the books of the Corporation, or in the event the address of any such shareholder not so appearing, then the last known address of such shareholder, provided, however, that an accidental failure or omission to give such notice to one or more of such shareholders shall not affect the validity of such redemption or purchase as to the other holders;

B.

such notice shall set out the Class "C" Redemption Price, whether the shares are being redeemed pursuant to Section 36 of the Business Corporations Act, or whether the shares are being purchased pursuant to Section 34 of the Business Corporations Act, and the date on which redemption or purchase is to take place, and, if only part of the Class "C" Shares held by the person to whom it is addressed are to be redeemed or purchased, the number thereof so to be redeemed or purchased;

C.

on or after the date so specified for redemption or purchase, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class "C" Shares to be redeemed or purchased, the Class "C" Redemption Price thereof on presentation and surrender at the head office of the Corporation, or any other place designated in such notice, of the certificates for the Class "C" Shares called for redemption or purchase and the certificates for such shares shall thereupon be cancelled and the shares represented thereby be deemed to be redeemed or purchased.  If only part of the shares represented by any certificate are redeemed or purchased, a new certificate for the balance shall be issued at the expense of the Corporation;

D.

from and after the date specified in any such notice, the holders the Class "C" Shares called for redemption or purchase shall not be entitled to exercise any of their rights of shareholders in respect thereof, unless payment of the Class "C" Redemption Price shall not be made upon the presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected; and

E.

the Corporation shall have the right at any time after mailing of the notice of its intention to redeem or purchase any Class "C" Shares to deposit to a special account in any chartered bank or any trust company in Canada named in such notice, the Class "C" Redemption Price of the shares so called for redemption or purchase, or the Class "C" Redemption Price of such number of said shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption or purchase.  The deposit shall be made in such a manner that it will be paid without interest to or to the order of the respective holders of such Class "C" Shares called for redemption or purchase upon presentation and surrender to such bank or trust company of the share certificate or certificates representing the same, and upon such deposit being made or upon the date specified for the redemption or purchase in such notice, whichever is the later, the Class "C" Shares in respect whereof such deposit shall have been made and be deemed to be redeemed or repurchased and the rights of the holder thereof after such deposit or such redemption or purchase date, as the case may be, shall be limited to receiving without interest their proportionate share of the total Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively, and any interest allowed on any such deposit shall belong to the Corporation.

(ii)

If only part of the outstanding Class "C" Shares are to be redeemed or purchased at the option of the Corporation at any one time, the directors may, in their absolute discretion, determine the Class "C" Shares so to be redeemed or purchased and such redemption or purchase need not be pro-rata to the holding of any member or on any other fixed basis.

10.

PREFERRED SHARES

The Corporation is authorized to issue an unlimited number of Preferred Shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions:

(a)

the Preferred Shares may at any time and from time to time, be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment to the Registrar in prescribed form, and the issuance of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of Preferred Shares which is to comprise each series and determine the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and the terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

(b)

the Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares.  The Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares and any other share of the Corporation ranking junior the Preferred Shares as may be fixed in accordance with clause (a); and

(c)

if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate ratably in respect of accumulated dividends and return of capita; and

(d)

the holder of each share of a series of Preferred Shares shall not, except as otherwise specifically provided in the rights, privileges, restrictions and conditions attaching to the particular series or as otherwise specifically provided for in the Business Corporations Act be entitled to receive notice of or to vote at meeting of Shareholders.

When the holders of Preferred Shares vote separately as holders of Preferred Shares, each holder shall be entitled to one vote in respect of each $1.00 of aggregate stated issue price of Preferred Shares held by such holders.